Exhibit 99.1

LifeVantage Corporation Completes Previously Announced CFO Transition

Company Appoints David Colbert as New Chief Financial Officer

SALT LAKE CITY—LifeVantage Corporation (OTCBB: LFVN), the leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, announced today that on August 1, 2012, it entered into an employment agreement with David Colbert to serve as the Company’s new Chief Financial Officer. Mr. Colbert will replace the Company’s current CFO, Carrie McQueen. As the Company previously disclosed, all senior management has been consolidated to Salt Lake City, Utah, where the Company is headquartered and Ms. McQueen has informed the Company of her decision not to relocate to Utah. As a result, the Company had been conducting a national search for her replacement during the last several months. Ms. McQueen will continue to assist the Company in promoting a smooth transition of her duties to Mr. Colbert.

Mr. Colbert will oversee all financial and accounting activities for the Company and will serve as the Company’s principal financial officer. Prior to joining the Company, Mr. Colbert, age 43, was the Vice President and Chief Financial Officer of Park City Group, Inc., a publicly held software-as-a-service company. Prior to joining Park City Group, Inc. in July 2010, Mr. Colbert was co-founder, Chief Financial Officer and Vice President of Operations for Sendside Networks, Inc., a privately held software-as-a-service company. Earlier in his career, Mr. Colbert spent 14 years with Kimberly-Clark Corporation, a Standard & Poor’s 500 company, where he held various positions of increasing responsibility in finance, accounting and strategic planning. In his final Kimberly-Clark role, Mr. Colbert was responsible for all accounting, reporting and strategic analysis for a wholly-owned subsidiary. Mr. Colbert holds a Bachelors degree in Finance and Marketing from the University of Iowa and an MBA from Emory University.

“We are excited to have David join our management team and believe his strong financial background combined with his strategic planning and public company experience will provide a meaningful contribution to our company as we continue to build our team and infrastructure,” said Douglas C. Robinson, President and CEO. “In addition, we believe David will be instrumental in supporting our continued profitable growth, geographic expansion and the strategic introduction of new and complementary products.”

“LifeVantage has incredible opportunities ahead as more consumers become aware of its position as a leader in Nrf2 science,” commented David Colbert, Chief Financial Officer. “I am very excited to be given the opportunity to apply my experience in overseeing rapidly growing companies and my financial expertise to help the company grow with the changing marketplace.”

Mr. Robinson concluded, “We want to thank Carrie for her years of service to LifeVantage. Her strategic and operational excellence have been key to our rapid growth over the last three years and she has led the effort to ensure that we can continue forward with a solid financial foundation. We appreciate her willingness to help facilitate David’s transition and continue to positively position LifeVantage for the coming years.”

About LifeVantage Corporation

LifeVantage, (OTCBB:LFVN), the leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, is a science based nutraceutical company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 and is headquartered in Salt Lake City, UT.

Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believe,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” “look forward to” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our anticipated revenue, operating profitability, cash flow from operations, growth, future investment, geographic expansion, and introduction of new products. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the potential failure or unintended negative consequences of the implementation of the Company’s network marketing sales channel; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the potential for third party and governmental actions involving the Company’s network marketing sales channel; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and any future products; unfavorable publicity could materially hurt the Company’s business; and the Company’s ability to protect its intellectual property rights and the value of its product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Media Relations Contact:

Andrea Ramsey 801.432.9019

Public Relations Manager

Investor Relations Contact:

Cindy England 801.432.9036

Director of Investor Relations

-or-

John Mills 310.954.1105

Senior Managing Director, ICR, LLC